                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6 (e)(2))
[ ] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to 14a-11(c) or Rule 14a-12



                                  Badger Meter
--------------------------------------------------------------------------------
                (Name of Registrant an Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

[LOGO]

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1999

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at BADGER METER, INC., 4545 West Brown Deer Road, Milwaukee, Wisconsin, 53223, on Friday, April 23, 1999, at 8:30 a.m. local time, for the following purposes:

          1. To approve a proposal to restate the Company's Restated Articles of Incorporation;

          2. To elect four directors to three-year terms and one director to a two-year term;

          3. To adopt the Badger Meter, Inc. 1999 Stock Option Plan; and

          4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 26, 1999 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Holders of Common Stock will be entitled to one vote per share so held. Holders of Class B Common Stock will be entitled to ten votes per share so held.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors
                                          Deirdre C. Elliott, Secretary

March 22, 1999

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                                PROXY STATEMENT

To the Shareholders of
 BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m. local time, Friday, April 23, 1999, at BADGER METER, INC., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on February 26, 1999. As of the record date, the Company had 2,587,164 shares of Common Stock (the "Common Stock") of the Company outstanding and entitled to one vote per share, and 1,081,846 shares of Class B Common Stock (the "Class B Common Stock") of the Company outstanding and entitled to ten votes per share. As of the record date, the total number of votes represented by shares of Common Stock and Class B Common Stock was 13,405,624 votes, consisting of 2,587,164 votes represented by outstanding shares of Common Stock and 10,818,460 votes represented by outstanding shares of Class B Common Stock.

     This Proxy Statement is being furnished to shareholders of the Company on or about March 23, 1999.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock and Class B Common Stock, voting as a single class, shall be entitled to elect five directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock or representing ten votes per share of Class B Common Stock will, unless otherwise directed, be voted in favor of the election of each of the four persons named below to serve as directors for three-year terms and one person for a two-year term or until their respective successors have been duly appointed, or until their prior death, resignation or removal.

     The Board of Directors consists of eleven members divided into three classes of four, four and three directors each. One class is elected each year to serve for a term of three years. Five directors are to be elected at the Meeting. Four of the Directors being nominated, Messrs. Forbes, James, Stollenwerk and Wright, Jr., were elected by the shareholders at the last annual meeting for a one-year term expiring in 1999. Mr. Belan was elected by the Board of Directors in February 1999 and is being nominated for a two-year term expiring in 2001.

     Listed below are the names of the nominees of the Board of Directors for the office of director together with certain additional information concerning each such nominee. The five nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
               FOR THREE-YEAR TERMS EXPIRING 2002 ANNUAL MEETING

                                                                                                DIRECTOR
NAME AND POSITION WITH COMPANY             AGE    BUSINESS EXPERIENCE DURING LAST FIVE YEARS     SINCE
------------------------------             ---    ------------------------------------------    --------
JAMES L. FORBES........................    66     Badger Meter, Inc.: President and Chief         1981
  President and Chief Executive                   Executive Officer.
  Officer
CHARLES F. JAMES, JR...................    67     Milwaukee School of Engineering: Vice           1986
                                                  President of Academics. Formerly,
                                                  University of Wisconsin - Milwaukee: Dean
                                                  of the College of Engineering and Applied
                                                  Science.
JOHN J. STOLLENWERK....................    59     Allen-Edmonds Shoe Corporation (a               1996
                                                  manufacturer and marketer of shoes): Owner
                                                  and President.
JAMES O. WRIGHT, JR....................    53     The Wright Tax Service: Owner                   1978

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS
                 FOR TWO-YEAR TERM EXPIRING 2001 ANNUAL MEETING

ROBERT D. BELAN........................    59     Badger Meter, Inc.: Executive Vice            1999
  Executive Vice President                        President Formerly, Badger Meter, Inc.:
                                                  President-Utility

     Listed below are the names of the directors who are not up for election this year together with certain additional information on each director.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                       TERMS EXPIRING 2000 ANNUAL MEETING

JAMES O. WRIGHT........................    78     Badger Meter, Inc.: Chairman of the           1948
  Chairman of the Board                           Board
ROBERT M. HOFFER.......................    78     WICOR, Inc. (a holding company): Retired      1967
                                                  Chairman and Chief Executive Officer.
                                                  Wisconsin Gas Company (gas distribution
                                                  utility): Retired Chairman and Chief
                                                  Executive Officer.
ANDREW J. POLICANO.....................    49     University of Wisconsin: Dean of the          1997
                                                  School of Business.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                       TERMS EXPIRING 2001 ANNUAL MEETING

KENNETH P. MANNING.....................    57     Universal Foods Corporation (an               1996
                                                  international marketer of flavors,
                                                  colors, bioproducts, yeast & dehydrated
                                                  vegetables): Chairman, President and
                                                  Chief Executive Officer.
DONALD J. SCHUENKE.....................    70     Northern Telecom Limited (a                   1982
                                                  telecommunications company): Chairman.
                                                  Northwestern Mutual Life Insurance
                                                  Company: Retired Chairman and Chief
                                                  Executive Officer.

PAMELA B. STROBEL......................          46   Commonwealth Edison Co. (an electric utility):            1995
                                                      Executive Vice President and General Counsel.
                                                      Unicom Corp. (parent company of Commonwealth
                                                      Edison Co.): Executive Vice President and General
                                                      Counsel. Formerly, Sidley & Austin Law Firm:
                                                      Partner

     Messrs. James O. Wright, James L. Forbes and James O. Wright, Jr. may be deemed to "control" the Company because of their voting power over 590,814 shares of Class B Common Stock. This stock held in the Badger Meter Voting Trust represents 5,908,140 votes or approximately 44.2% of the votes represented by outstanding shares of Common Stock and Class B Common Stock. (See "Stock Ownership of Management and Others.") James L. Forbes has additional voting power over 38,902 shares of Common Stock and 354,880 shares of Class B Common Stock as a trustee of the Badger Meter Officers' Voting Trust, for total voting power over 38,902 shares of Common Stock and 945,694 shares of Class B Common Stock, representing 9,495,842 votes or approximately 71% of the votes represented by outstanding shares of Common Stock and Class B Common Stock.

     Mr. James O. Wright, Jr. is the son of James O. Wright, Chairman of the Company.

     Certain directors of the Company also serve as directors of other companies, some of which are publicly held. Mr. Forbes is a director of Firstar Corporation, Universal Foods Corporation, Journal Communications, Inc. and United Wisconsin Services, Inc. Mr. Manning is a director of Universal Foods Corporation and Firstar Corporation. Mr. Policano is a director of National Guardian Life Insurance Company. Mr. Schuenke is a director of A. O. Smith Corporation, Northern Telecom Limited, Federal Home Loan Mortgage Corporation and Allen-Edmonds Shoe Corporation. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, Northwestern Mutual Life Insurance Company, Firstar Corporation and Koss Corporation. Mr. James O. Wright is a director of Marshall & Ilsley Corporation.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company had six standing committees during 1998: Audit, Compliance, Employee Benefit Plans, Finance, Management Review and Technology.

     The Audit Committee, which met twice in 1998, consists of Messrs. Hoffer (Chairman) and Manning and Ms. Strobel. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any non-audit services performed by the Company's independent auditing firm.

     The Management Review Committee, consisting of Messrs. Schuenke (Chairman), Hoffer, Policano and Stollenwerk, met in January 1998, May 1998 and January 1999. The Management Review Committee reviews and establishes all forms of compensation for the officers of the Company and administers the Company's compensation plans including the various stock option plans. The Committee also reviews the various management development and succession programs. The Committee selects nominees for the Company's Board of Directors. The Committee considers nominees for directors recommended by the shareholders but has no established procedure which must be followed. The Company's Restated By-Laws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the Restated By-Laws) in writing to the Secretary of the Company.

     The Compliance Committee, which met once in 1998, consists of Ms. Strobel (Chairman), and Messrs. James and Wright, Jr. The Compliance Committee monitors the Company's compliance with the Company's policies governing activities which include but are not limited to business ethics, environment, safety, diversity and quality processes.

     The Employee Benefit Plans Committee, which met three times in 1998, consists of Messrs. Policano. (Chairman), Schuenke, Wright and Wright, Jr. The Employee Benefit Plans Committee oversees the administration of the Company's pension plans, savings plans, employee savings and stock ownership plans and other retirement plans.

     The Technology Committee, which met once in 1998, consists of Messrs. Manning (Chairman), James, Stollenwerk and Wright. This committee assesses the development and maintenance of the technologies used by the Company in all aspects of the Company's operations.

     The Finance Committee, which was formed in August 1998 and met once, consists of Messrs. Stollenwerk (Chairman), Manning and Policano. This committee will continually review the Company's various financing activities and recommend changes in the corporate debt structure.

     The Board of Directors held five meetings in 1998. All directors attended at least 75% of the meetings of the Board of Directors and committees on which they serve.

DIRECTOR COMPENSATION

     The president and CEO is an employee of the Company, as is the executive vice president, and both receive no compensation as a director. All other directors are compensated as follows: Directors were compensated at a rate of $1,200 for each Board of Directors meeting attended and were reimbursed for out-of-pocket travel, lodging and meal expenses. Directors were paid an additional fee of $750 per month and were compensated at the rate of $750 for each committee meeting they attended. Directors were compensated an additional $250 for out-of-town or all-day meetings.

     Effective January 1, 1996, the non-employee directors of the Company participate in the same long-term incentive plan as certain members of the management group. Under the terms of the plan, the directors earn cash bonuses based on the same earnings growth objectives as other participants. The maximum amount that a director can earn under the long-term incentive plan is $10,000 to $14,000 per year, depending on date of award.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of March 1, 1999, the number of shares of the Company's Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and/or Class B Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person. Although the beneficial owners of shares of Class B Common Stock are deemed to beneficially own an equal number of shares of Common Stock, due to the convertibility of Class B Common Stock into Common Stock, no "double counting" with respect to the two classes of Common Stock is reported.

     In the aggregate, approximately 246,433 shares of Common Stock and 945,694 shares of Class B Common Stock, representing an aggregate of 9,703,373 votes or approximately 71.8% of the votes represented by the aggregate outstanding shares of Common Stock and Class B Common Stock, are beneficially held by directors and officers of the Company as a group.

        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF BADGER METER, INC.
          COMMON STOCK(1) (UNLESS DESIGNATED AS CLASS B COMMON STOCK)

                                                                                        NUMBER OF SHARES
                                          OPTIONS                                         BENEFICIALLY
                                        EXERCISABLE       SOLE            SHARED           OWNED AND
                                          WITHIN       BENEFICIAL       BENEFICIAL      PERCENT OF CLASS
NAME                                      60 DAYS     OWNERSHIP(2)     OWNERSHIP(2)       OUTSTANDING
----                                    -----------   ------------     ------------     ----------------
JAMES O. WRIGHT
  Common Stock(1).....................      2,500         8,580(4)        19,994(5)(6)       31,074
                                                                                (7)             1.2%
  Class B
     Common Stock.....................                                   590,814(5)         590,814
                                                                                               54.6%
JAMES L. FORBES
  Common Stock(1).....................                   15,279(3)(4)     38,902(3)(5)       44,291
                                                                                                1.7%
  Class B
     Common Stock.....................                   81,696(3)       945,694(3)(5)      945,694
                                                                                               87.4%
ROBERT M. HOFFER
  Common Stock(1).....................      8,500         2,500                              11,000
                                                                                                0.4%
CHARLES F. JAMES, JR.
  Common Stock(1).....................      8,500         1,500              600             10,600
                                                                                                0.4%
KENNETH P. MANNING
  Common Stock(1).....................      7,700         2,507                              10,207
                                                                                                0.4%
ANDREW J. POLICANO
  Common Stock(1).....................      9,000         1,000                              10,000
                                                                                                0.4%
DONALD J. SCHUENKE
  Common Stock(1).....................      8,500         4,500                              13,000
                                                                                                0.5%
JOHN J. STOLLENWERK
  Common Stock(1).....................      8,500         4,422            2,383             15,305
                                                                                                0.6%
PAMELA B. STROBEL
  Common Stock(1).....................      8,500         3,400                              11,900
                                                                                                0.4%
JAMES O. WRIGHT, JR.
  Common Stock(1).....................      8,500         2,250                              10,750
                                                                                                0.4%
  Class B
     Common Stock.....................                    5,400(5)       590,814(5)(6)      590,814
                                                                                               54.6%
ROBERT D. BELAN
  Common Stock(1).....................     15,400         4,978(3)(4)                        20,378
                                                                                                0.8%
  Class B
     Common Stock.....................                   21,236(3)                           21,236
                                                                                                2.0%

                                                                                        NUMBER OF SHARES
                                          OPTIONS                                         BENEFICIALLY
                                        EXERCISABLE       SOLE            SHARED           OWNED AND
                                          WITHIN       BENEFICIAL       BENEFICIAL      PERCENT OF CLASS
NAME                                      60 DAYS     OWNERSHIP(2)     OWNERSHIP(2)       OUTSTANDING
----                                    -----------   ------------     ------------     ----------------
RONALD H. DIX
  Common Stock(1).....................      9,400        14,359(3)(4)     38,902(3)          61,577
                                                                                                2.4%
  Class B
     Common Stock.....................                   24,696(3)       354,880(3)         354,880
                                                                                               32.8%
RICHARD A. MEEUSEN
  Common Stock(1).....................     10,000         1,191(3)(4)     38,902(3)          49,141
                                                                                                1.9%
  Class B
     Common Stock.....................                   11,304(3)       354,880(3)         354,880
                                                                                               32.8%
WILLIAM H. VANDER HEYDEN
  Common Stock(1).....................      5,400         5,635(3)(4)        400             11,636
                                                                                                0.5%
  Class B
     Common Stock.....................                   51,124(3)                           51,124
                                                                                                4.7%
  All Directors and Officers as a
     Group (16 persons, including
     those named above)
     Common Stock(1)..................    128,200        74,450(3)(4)     62,279(3)(5)      246,433
                                                                                (6)(7)          9.6%
  Class B
     Common Stock.....................                  205,676(3)(5)    945,694(3)(5)      945,694
                                                                                (6)           84.41%
WILLIAM H. ALVERSON
  780 N. Water Street
  Milwaukee, WI 53202
  Class B
     Common Stock.....................                                    86,368(5)(6)       86,368
                                                                                                8.0%
WILLIAM C. WRIGHT
  11740 N. Port Washington Road
  Mequon, WI 53092
  Class B
     Common Stock.....................                                    86,368(5)(6)       86,368
                                                                                                8.0%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA
  90401
  Common Stock(1)(8)..................                  166,400                             166,400
                                                                                                6.5%
  Class B
     Common Stock(8)..................                   58,000                              58,000
                                                                                                5.4%

                                                                                        NUMBER OF SHARES
                                          OPTIONS                                         BENEFICIALLY
                                        EXERCISABLE       SOLE            SHARED           OWNED AND
                                          WITHIN       BENEFICIAL       BENEFICIAL      PERCENT OF CLASS
NAME                                      60 DAYS     OWNERSHIP(2)     OWNERSHIP(2)       OUTSTANDING
----                                    -----------   ------------     ------------     ----------------
Heartland Advisors, Inc.
  790 N. Milwaukee Street
  Milwaukee, WI 53202
  Common Stock(1)(9)..................                  156,900          372,600            372,600
                                                                                               14.5%
M&I Trust Company
  1000 N. Water St
  Milwaukee, WI 53202
  Common Stock(1).....................                    2,800          465,425            468,225
                                                                                               18.3%
  Class B
     Common Stock.....................                    6,000(5)       332,272(5)(6)      338,272
                                                                                (10)           31.3%

---------------

(1) Class B Common Stock is convertible on a share-for-share basis into Common Stock at any time at the discretion of the holder thereof. As a result, a holder of Class B Common Stock is deemed to beneficially own an equal number of shares of Common Stock which such shareholder acquires upon the conversion of Class B Common Stock. However, in order to avoid overstatement of the aggregate beneficial ownership of Common Stock and Class B Common Stock, the Common Stock reported as beneficially owned does not include Common Stock which may be acquired upon the conversion of Class B Common Stock. Similarly, the percentage of outstanding Common Stock beneficially owned is determined with respect to the total number of shares of Common Stock outstanding as of February 26, 1999 (2,587,164), which does not include shares of Common Stock which may be issued upon conversion of Class B Common Stock.

(2) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

(3) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which Ronald H. Dix, James L. Forbes and Richard A. Meeusen are trustees, effective March 1, 1999, holds 38,902 shares of Common Stock and 354,880 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Company stock held therein. Whenever beneficiaries of the Officers' Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Officers' Trust direct the sale or other disposition of shares and dissolution of the trust, the trustees must make the sale or other disposition. When all of the trustees agree and beneficiaries possessing trust interests representing in the aggregate a majority of all of the votes represented in the Officers' Trust give their written approval of the sale or other disposition of shares, the trustees may make the sale or other disposition. The Officers' Trust will exist for 30 years from December 18, 1992 to December 18, 2022 and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

    The Officers' Trust has a $2,000,000 bank credit line used to assist officers in financing the purchase of Company stock. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the officers using this credit facility is pledged to the Company to secure the loans. The Officers' Trust holds shares with a value more than sufficient to cover the credit line. All officers, including the named executive officers, have purchased Company stock using this credit facility.

    Messrs. Dix, Forbes and Meeusen all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 1,084 shares of Common Stock and 24,696 shares of Class B Common Stock. Mr. Forbes has sole investment power over 9,890 shares of Common Stock and 81,696 shares of Class B Common Stock. Mr. Meeusen has sole investment power over 952 shares of Common Stock and 11,304 shares of Class B Common Stock. Messrs. Belan and Vander Heyden have sole investment power (but no voting power) over 3,618 and 1,442 shares of Common Stock and 21,236 and 51,124 shares of Class B Common Stock, respectively.

(4) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following directors and/or officers as follows: James O. Wright, 1,080 shares; James L. Forbes, 5,389 shares; Robert D. Belan, 1,360 shares; Ronald H. Dix, 2,775 shares; Richard A. Meeusen, 239 shares; William H. Vander Heyden, 4,194 shares; and all officers as a group (including Messrs. Wright and Forbes) 15,878 shares. A person who has been allocated shares pursuant to this plan has sole voting power but no investment power with respect to these shares.

(5) The Badger Meter Voting Trust ("Voting Trust"), of which James O. Wright, James L. Forbes and James O. Wright, Jr. are trustees, holds 590,814 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Voting Trust have the right to vote all shares of Company stock held therein. The Voting Trust will exist for 30 years beyond the lives of certain members of the Wright family, unless earlier terminated by a vote of holders of Voting Trust certificates representing 75% of the stock then held therein or by applicable law. Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons, each of whom may have shared investment power over the shares listed, as follows: (a) 86,368 of the shares of Class B Common Stock reported as beneficially owned by Mr. William C. Wright (which includes the 86,368 shares reported as beneficially owned by William H. Alverson); (b) 349,510 shares of Class B Common Stock of the shares reported as beneficially owned by James O. Wright; (c) 214,960 of the shares of Class B Common Stock reported as beneficially owned by James O. Wright, Jr.; and (d) 266,550 shares of Class B Common Stock reported as beneficially owned by M&I Trust Company. Mr. James O. Wright, Jr. has sole investment power over 5,400 shares of Class B Common Stock held in the Voting Trust.

(6) The number of shares shown includes shares which are reported as beneficially owned solely because such persons are co-trustees of trusts for the benefit of various Wright family members, as follows: James O. Wright, Jr., 214,960 shares of Class B Common Stock; William H. Alverson, 86,368 shares of Class B Common Stock; James O. Wright, 349,510 shares of Class B Common Stock and 19,994 shares of Common Stock; William C. Wright, 86,368 shares of Class B Common Stock; and M&I Trust Company, 134,550 shares of Class B Common Stock. All of the Class B shares are held in the Voting Trust (see note 5 above).

(7) Includes 2,000 shares of Common Stock over which Mr. Wright has shared investment power and no voting power.

(8) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(9) These securities are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(10) The number of shares shown includes shares held in one or more employee benefit plans, where the Marshall & Ilsley Trust Company, as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations or federal case law. Marshall & Ilsley Trust Company disclaims beneficial ownership of the shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's chief executive officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1998.

                                                                                           LONG-TERM
                                                     ANNUAL COMPENSATION              COMPENSATION AWARDS
                                               --------------------------------   ----------------------------
                                                                                  EARNINGS UNDER
                                                                   OTHER ANNUAL     LONG-TERM      SECURITIES     ALL OTHER
                                      FISCAL   SALARY     BONUS    COMPENSATION   INCENTIVE PLAN   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      ($)       ($)         ($)            ($)(3)       OPTIONS (#)      ($)(2)
---------------------------           ------   -------   -------   ------------   --------------   -----------   ------------
James L. Forbes....................    1998    374,810   185,000            0         39,853              0         2,500
President and Chief Executive
  Officer                              1997    349,387   172,500            0         38,759          8,680         2,375
                                       1996    330,356   163,000            0         33,747          8,680         2,250
William H. Vander Heyden...........    1998    224,151    30,900            0         24,090              0         2,500
President-Industrial                   1997    219,099         0            0         24,090          5,768         2,375
                                       1996    212,235    59,996     29,558(1)        24,090          5,768         2,250
Robert D. Belan....................    1998    218,014    90,000            0         20,348          5,500         2,500
Executive                              1997    196,002    75,800            0         20,348          4,872         2,375
Vice President                         1996    181,574    70,680            0         20,348          4,872         2,250
Ronald H. Dix......................    1998    161,162    55,300            0         15,437              0         2,500
Vice President                         1997    153,064    52,500            0         15,437          3,696         2,375
Admin. & Human Resources               1996    143,235    45,850            0         15,437          3,696         2,250
Richard A. Meeusen.................    1998    158,016    54,250            0         15,904              0         2,500
Vice President-Finance,                1997    150,126    50,900            0         15,904          3,808         2,375
Treasurer and Chief Financial
  Officer                              1996    138,913    44,030            0         15,904         13,808         2,040

---------------

(1) In 1996, Mr. Vander Heyden was reimbursed for a portion of his estimated additional income taxes as the result of the expiration of restrictions on stock granted to him in 1986 pursuant to the Company's Restricted Stock Plan approved by the shareholders in 1984.

(2) Company contribution to Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP).

(3) During 1996, each of the executive officers named in the table was designated as a participant under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides annual cash bonuses to the named officers and other members of the management group with respect to a four or five year performance period. The awards are based upon annual attainment of earnings objectives for the period 1996 to 2000, as established by the Board of Directors. Maximum annual payments under this plan are $39,853, $24,090, $20,348, $15,437 and $15,904 for Messrs. Forbes, Vander Heyden, Belan, Dix and Meeusen, respectively. One more annual payment may be made under the LTIP for the years 1999 or 2000.

     Certain benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. In 1998, the aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such officer's cash compensation.

OPTION GRANTS IN 1998

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1998 to the individuals named in the Summary Compensation Table.

                                                                       INDIVIDUAL GRANTS
                                                   ----------------------------------------------------------
                                                                           % OF TOTAL
                                                                            OPTIONS
                                                              NUMBER OF     GRANTED
                                                              SECURITIES       TO                                 CURRENT
                                                              UNDERLYING   EMPLOYEES    EXERCISE                  PRESENT
                                                               OPTIONS         IN       OR BASE                   VALUE AT
                                                   TYPE OF     GRANTED       FISCAL      PRICE     EXPIRATION       DATE
NAME                                                OPTION      (#)(1)        YEAR       ($/SH)       DATE      OF GRANT ($)
----                                               --------   ----------   ----------   --------   ----------   ------------
Robert D. Belan.................................   Non-Qual     5,500         16.9%      $35.56     5/15/08       $70,895

---------------

(1) The above options are non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended. The option base price is the fair market value of the stock at the time of the grant. Options become exercisable five years after date of grant. Termination of employment for any reason other than death, disability or retirement will result in the cancellation of the unexercisable options. The option term is ten years. The current present value at date of grant was computed under the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 5.7%; dividend yield of 1%; expected market price volatility factor of 34%; and a weighted average expected life of seven years.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1998 of options to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1998.

                                  SHARES                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                ACQUIRED ON    VALUE      UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                 EXERCISE     REALIZED     OPTIONS AT FY-END (#)            FY-END ($)
NAME                                (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            -----------   --------   -------------------------   -------------------------
James L. Forbes..............       3,720     $ 86,268          3,255 / 9,765           $ 75,679 / $139,151
William H. Vander Heyden.....       1,442     $ 32,355          7,563 / 6,489           $ 196,427 / $92,468
Robert D. Belan..............       1,218     $ 27,329        17,227 / 10,981           $ 442,103 / $78,448
Ronald H. Dix................       7,542     $167,745          8,786 / 4,158           $ 217,275 / $59,252
Richard A. Meeusen...........         952     $ 21,361          8,928 / 6,784           $207,576 / $119,172

PENSION PLAN TABLE

     The Company maintained a defined benefit pension plan (the "Pension Plan") covering all domestic salaried employees including the above-named executive officers. Effective January 1, 1997, the Pension Plan was modified to become a "cash balance" plan. Under this approach, a participant has an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities. A starting balance was established for each participant based upon December 31, 1996 accrued benefits under the prior Pension Plan formula.

     Additional annual dollar amounts are credited to the accounts of participants with Pension Plan participation prior to January 1, 1997. These additional annual credits are 3% for those with less than 11 years; 4% for those with 11 to 20 years; and 5% for those with over 20 years. The additional credits will apply for years after 1996 for each year of continued employment but limited to the lesser of 15 years or the number of the participant's years of credited service as of December 31, 1996. At retirement, a participant may elect a cash payment of the account balance or a life annuity of equivalent value.

     Mr. Meeusen is eligible for benefits under the cash balance plan but is not eligible for benefits under the prior plan's final average pay formula. The estimated total annual benefit payable to Mr. Meeusen under the cash balance plan at age 65 is $74,405. This projected benefit was determined assuming no future increases in pay and interest credited annually to the cash balance account at a rate of 7%.

     The remaining executive officers, because of their ages, are expected to obtain retirement benefits according to the prior plan's final average pay formula, which has been retained under the modified Pension Plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996.

     Under the prior formula, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of the taxable Social Security monthly wage base, multiplied by the participant's years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $160,000 in 1998, and varying amounts for prior years. Participants whose compensation is in excess of the IRS limits also participate in a non-qualified unfunded supplemental retirement plan. Benefits are calculated to provide the participant the same pension benefits as if there was no compensation limit.

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 1998, based on the benefit formula described below.

AVERAGE                                                                    YEARS OF SERVICE
ANNUAL                                            -------------------------------------------------------------------
COMPENSATION                                        10          15          20          25          30          35
------------                                      -------    --------    --------    --------    --------    --------
$150,000......................................    $20,632    $ 30,948    $ 41,265    $ 51,581    $ 61,897    $ 61,897
 175,000......................................    $24,382    $ 36,573    $ 48,765    $ 60,956    $ 73,147    $ 73,147
 200,000......................................    $28,132    $ 42,198    $ 56,265    $ 70,331    $ 84,397    $ 84,397
 250,000......................................    $35,632    $ 53,448    $ 71,265    $ 89,081    $106,897    $106,897
 300,000......................................    $43,132    $ 64,698    $ 86,265    $107,831    $129,397    $129,397
 350,000......................................    $50,632    $ 75,948    $101,265    $126,581    $151,897    $151,897
 400,000......................................    $58,132    $ 87,198    $116,265    $145,331    $174,397    $174,397
 450,000......................................    $65,632    $ 98,448    $131,265    $164,081    $196,897    $196,897
 500,000......................................    $73,132    $109,698    $146,265    $182,831    $219,397    $219,397
 550,000......................................    $80,632    $120,948    $161,265    $201,581    $241,897    $241,897
 600,000......................................    $88,132    $132,198    $176,265    $220,331    $264,397    $264,397

     Compensation covered by the Defined Benefit Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     The years of credited service under the Pension Plan for each individual named in the Summary Compensation Table are as follows: Mr. Forbes (19), Mr. Vander Heyden (36), Mr. Belan (14) and Mr. Dix (17). The current remuneration for these individuals for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Messrs. Forbes, Vander Heyden and Dix agreed to the cancellation of substantially all of their post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of the participant's final monthly salary for 120 months after retirement.

Assuming no increase in salary before retirement, they would be paid additional annual pensions of $74,000, $44,000, and $31,600, respectively. In 1995, Mr. James O. Wright, Chairman of the Board, and Chief Executive Officer from 1952-1986, was granted a supplemental retirement pension funded in part by existing life insurance policies. In 1998, Mr. Wright received $105,000 from this plan. In February of 1998, the company entered into an unfunded supplemental retirement agreement with Mr. Wright, which provides for payments of $140,000 per year commencing in March of 2000 for life. Mr. Belan is entitled to benefits under a non-qualified supplemental retirement plan for five years of service which he was granted at the time of his employment. The 14 years of credited service under the Pension Plan consists of five years under the non-qualified supplemental retirement plan and nine years under the qualified plan. Benefits are calculated to provide Mr. Belan with the same pension benefits as if all of his credited service was under the qualified plan.

       BOARD MANAGEMENT REVIEW COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Review Committee of the Board of Directors. The Committee is composed of four non-employee directors. Following the Committee's review and approval, all matters related to their activities are reported to the full Board of Directors for approval.

     The charter of the Management Review Committee includes the following powers and duties:

          1. To recommend candidates to be nominated by the Board of Directors for election as directors of the Company at the next succeeding Annual Meeting of Shareholders;

          2. To recommend candidates to fill any unexpired term of the Board which may occur, and to consider nominees recommended by shareholders;

          3.  To evaluate director performance;

          4. To review and consider management's program for the development and succession of management, including identifying and developing those individuals who have the character, intelligence, motivation, education, stamina, and can successfully perform management duties;

          5. To recommend candidates to be nominated by the Board of Directors for election as Corporate officers and to make recommendations to the Board of Directors on the ratification of the divisional officers;

          6.  To evaluate the performance of the Corporate officers;

          7. To review and approve all forms of compensation and fringe benefits for all Corporate officers, except assistant officers;

          8. To review recommendations and to grant Stock Options in accordance with their respective plans;

          9. To review and approve annually the Corporate Incentive Plans and incentives to be paid;

          10. To review and recommend to the Board fees and compensation, including incentive compensation, of non-employee directors for service on the Board or its committees or to the Company in any capacity;

          11. To review and recommend to the Board all forms of compensation and fringe benefits paid to the non-executive chairman of the Company; and

          12. To submit to the Corporate Secretary minutes of each meeting held by the Committee.

     The compensation policies which are used as a general guideline for the Committee as it carries out its powers and duties are:

          1. The design of executive pay programs should attract and retain qualified executive officers, motivate and reward performance;

          2. Achievement of annual incentive compensation levels requires attainment of performance goals as approved by the Management Review Committee;

          3. Long-term incentive programs must focus on the enhancement of shareholder value through the use of stock options and long-term cash incentives; and

          4. The Committee uses its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

     In making its decisions, the Management Review Committee reviews:

          1. Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately and on a combined basis;

          2. Financial performance for the Company as a whole and various product lines, relative to prior year, the budget and other meaningful financial data; and

          3. Personal performance, including objectives approved by the Management Review Committee and on a discretionary basis, where appropriate.

     The compensation program for the executive officers of the Company involves base salaries, short-term annual cash incentive bonuses and a long-term program using stock options and cash incentives.

     Base Salaries. Salary rate ranges are established for each officer position. The rate ranges are reviewed annually by the Management Review Committee, using data supplied by an independent consulting firm, on organizations of similar size and similar business activity. Membership in the performance peer group set forth on page 15 is limited to publicly-held companies. The compensation survey incorporates all companies of similar size, including privately-held companies, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes both salaries and total cash compensation. This process has been consistently used by the Management Review Committee for the past nine years. The Company's policy is to pay executives at market, so the midpoint of the rate range reflects compensation for similar positions in organizations of similar size and similar business. Each of the individual officers' compensation falls within the appropriate rate range.

     In establishing the compensation of each officer, including the President/Chief Executive Officer, the Management Review Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. The Committee is also furnished with a schedule showing the Common Stock and Class B Common Stock ownership of each officer, including options and restricted shares.

     The base compensation for each employee is established by first determining the employee's position within the applicable rate range and then considering various performance factors. For those employees who are managers of a product line or a combination of product lines, the financial performance of that particular unit, relative to the prior year, the budget and the current economic condition of the market being served are considered. Other non-financial objectives examined include any change in market share, new product development, customer service and the quality attainment of various products. Because the philosophy of the Company is one of long-term goals and objectives, greater weight is given to the long-term factors and lesser weight to the annual financial performance for base compensation considerations.

     Base salary increases approved for 1999 by the Management Review Committee ranged from 5.1 to 15.6 percent, with the President/Chief Executive Officer being granted an 8.1 percent increase, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the short-term incentive plan, the maximum bonus payable is 50 percent of base salary for the President/Chief Executive Officer and 35-40 percent for the other officers. There are two factors to the short-term incentive plan, financial and objective. The financial factor, generally 25-40 percent of the base salary, is based on the attainment of a certain operating earnings threshold established for either the Company overall or the particular operating unit, approved at the beginning of each year by the Management Review Committee, and return on assets employed. The second factor, generally

10 percent of the base salary, is a set of objectives for each officer, determined in advance and agreed to by the Management Review Committee. These objectives are non-financial and include such things as personnel development, product development, systems enhancements and compliance programs. Under the terms of the short-term incentive plan, bonuses cannot be paid on the objective factor unless the minimum goal, for the overall corporation or for one of the product lines, based on operating earnings, is met. For 1998, the bonuses for the executive officers range from a low of 10 percent to a high of 50.0 percent. The President/Chief Executive Officer received a bonus of $185,000.

     In determining the individual short-term incentive awards, the financial factor was based on earnings before taxes for some of the corporate officers and operating earnings of selected product lines for those officers who have responsibility for these product lines.

     For 1998, the short-term incentive plan had the same payout percentages, but the targets were operating earnings before taxes and return on assets employed for various corporate officers and operating earnings and return on assets employed for selected product lines for those officers who have responsibility for managing these product lines. In all cases, greater weight is assigned to the financial factor and less weight to the objective factor. The return on assets employed will be a maximum 5 percent of salary potential for the plan participants.

     Long-Term Incentive Plans/Stock Option Plans. A long-term compensation program, which includes the Company's 1989 Stock Option Plan (the "1989 Plan"), the 1993 Stock Option Plan (the "1993 Plan"), the 1995 Stock Option Plan (the "1995 Plan") and the 1997 Stock Option Plan (the "1997 Plan"), presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options are granted at the market price on the date of grant.

     For the year beginning January 1996, the Company established a long-term incentive plan which was amended in January 1997, whereby members of the management group could earn bonuses based upon increases in earnings per share over the prior year. A cash bonus is payable annually for four or five years, if the annual increase in earnings per share meet the objectives established by the Board of Directors. During the years, 1996-2000, the maximum annual bonus to be paid to a participant would be approximately 11.81 percent of his December 31, 1995 base salary. The Committee believes that the long-term incentive plan, based on increases in earnings per share, ties management compensation to the shareholders' interest and is reasonable compared to other publicly held companies of similar size.

     At the January 26, 1999 Management Review Committee meeting, no stock options were granted.

     Section 162(m) Limitations. It is anticipated all 1999 compensation to executives will be fully deductible under Section 162(m) of the Code and therefore the Management Review Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                       The Management Review Committee
                                                Donald J. Schuenke, Chairman
                                                Robert M. Hoffer
                                                Andrew J. Policano
                                                John J. Stollenwerk

        MANAGEMENT REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management Review Committee currently consists of Messrs. Schuenke, Hoffer, Policano and Stollenwerk. There are no Compensation Committee interlocks.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 1994 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 14 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100.00 invested on January 1, 1994. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET
                                     CHART

                                                  1994      1995      1996      1997      1998
                                                 ------    ------    ------    ------    ------
Badger Meter......................     100.00    128.72    147.50    219.69    473.77    421.42
Peer Group........................     100.00    122.44    164.25    218.78    235.43    191.41
Broad Market......................     100.00     88.33    113.86    120.15    144.57    142.61

* Peer Group consists of Axcess, Inc., Badger Meter, Inc., Bio/Rad Labs, Candela Laser Corp., CEM Corp., Frequency Electronics, Innovex, Inc., K-Tron International, Inc., Keithly Instruments, Inc., Medar, Inc., Moore Products Company, Newport Corp., Research Frontiers, Inc. and TSI, Inc. Lasertechnics, Inc. has been omitted from this year's Peer Group because it is no longer a publicly-traded company. Axcess, Inc. was added in 1998.

                            PROPOSAL TO RESTATE THE
                       RESTATED ARTICLES OF INCORPORATION

GENERAL

     Article Third of the Company's Restated Articles of Incorporation (the "Restated Articles") currently authorizes the Company to issue 40,000,000 shares of capital stock, 20,000,000 of which may be issued as Common Stock, and 20,000,000 of which may be issued as Class B Common Stock. As of February 26, 1999, 2,561,170 shares of Common Stock were issued and outstanding and 1,081,846 shares of Class B Common Stock were issued and outstanding. The Board of Directors of the Company has proposed to amend and restate the Restated Articles to (i) provide that all outstanding shares of Class B Common Stock will automatically be converted into shares of Common Stock on a share-for-share basis upon the closing of a public offering of Common Stock with gross proceeds to the Company of not less than $20 million (a "Qualified Public Offering"); (ii) provide that Section 180.1150 of the Wisconsin Business Corporation Law ("WBCL") will become applicable to the Company upon the closing of a Qualified Public Offering; and (iii) eliminate certain provisions of the Restated Articles relating to the initial issuance of the Class B Common Stock in 1986 that are no longer relevant (the "Proposal"). A copy of the Restated Articles, marked to show the changes that the Proposal would effect if approved by the Company's shareholders, is attached as Exhibit A to this Proxy Statement.

     The Board of Directors believes that the Proposal is in the best interests of the Company and its shareholders and, as provided by the Wisconsin Business Corporation Law, has directed that the Proposal be submitted to a vote of the shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

BACKGROUND AND PURPOSE

     Under the current two class common stock structure set forth in the Restated Articles, holders of Class B Common Stock have ten votes per share in contrast to the one vote per share available to holders of Common Stock. In exchange for lesser voting rights, the holder of each share of Common Stock is entitled to receive 110% of the amount of any cash dividend payable with respect to each share of Class B Common Stock.

     The existing two class common stock structure has allowed Company management to focus on the Company's business free from hostile takeover attempts or comparable outside distractions. A shareholder who held $1,000 in shares of Common Stock on December 31, 1986 would have had $6,486 in market value of Common Stock (or Class B Common Stock) as of March 1, 1999. With cash dividends included, this increase in the market value of Common Stock has resulted in an annual compounded return of approximately 15.5%.

     The Company has determined that it may need more flexibility in its capital structure in the future. The Company's plan for growth may require at some point that the Company secure additional equity capital, which may be best raised through a subsequent public offering. The Company, after discussions with its investment bankers, believes that such a subsequent public offering may be difficult, if not impossible, to accomplish if the two class common stock structure is then in effect.

     Accordingly, the two class common stock structure that has served the Company so well since its adoption in 1986 may need to be dismantled to achieve more important corporate objectives. The Company has not fixed a plan or timetable for such a subsequent public offering but believes that now is an appropriate time to amend the Restated Articles to provide for the automatic conversion of shares of Class B Common Stock into shares of Common Stock upon the closing of a Qualified Public Offering. In the view of the Board of Directors, upon the closing of a Qualified Public Offering, the two class common stock structure will no longer be as beneficial to the Company and its shareholders, and at such time it will be in the best long-term interests of the Company's shareholders to have a single class of common stock.

     Section 180.1150 of the WBCL provides that the voting power of shares of a public Wisconsin corporation held by persons in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statute may have the effect of significantly diluting the voting power of a hostile bidder who acquires shares in the Company and may discourage hostile attempts to acquire the Company. So long as the Company has a two class common stock structure, the Board of Directors believes that it is inappropriate for such statute to apply to the Company and the Restated Articles have historically reflected this belief by providing that such statute does not apply to the Company. However, in the view of the Board of Directors, upon the dismantling of the two class common stock structure upon the closing of a Qualified Public Offering, it will be in the best long-term interests of the Company's shareholders to have the protection of Section 180.1150 of the WBCL.

EFFECTS OF PROPOSAL

     In summary terms, adoption of the Proposal will have the following effects:

     - Until the closing of a Qualified Public Offering, shares of Common Stock and Class B Common Stock will continue to have the same relative rights and preferences as they currently have under the Restated Articles.

     - Until the closing of a Qualified Public Offering, Section 180.1150 of the WBCL will be inapplicable to the Company.

     - Upon the closing of a Qualified Public Offering, each outstanding share of Class B Common Stock will automatically be converted into a single share of Common Stock.

     -  Upon and after the closing of a Qualified Public Offering, Section
        180.1150 of the WBCL will be applicable to the Company.

     - After the closing of a Qualified Public Offering, the Company will only have a single class of common stock outstanding, the Common Stock.

     This summary is qualified by the full text of the changes to the Restated Articles under the Proposal, which is set forth on Exhibit A hereto and is herein incorporated by reference.

     Under current Federal income tax law:

     - A holder of Class B Common Stock will not recognize any gain or loss for Federal income tax purposes upon the exchange of shares of Class B Common Stock for shares of Common Stock;

     - The tax basis of the Common Stock received in the exchange will be the same as the tax basis of the Class B Common Stock surrendered; and

     - The holding period of the Common Stock received in the exchange will include the holding period of the Class B Common Stock surrendered, provided that the shares of Class B Common Stock were held as a capital asset by the holder at the time of exchange.

     Holders of Class B Common Stock are urged to consult their own tax advisers as to the specific tax consequences to them of any such exchange.

VOTE REQUIRED

     For the proposal to be adopted, the following votes must be obtained: (i) the affirmative vote of a majority of the votes entitled to be cast at the Meeting by the holders of Common Stock, voting separately as a class; (ii) the affirmative vote of a majority of the votes entitled to be cast at the Meeting by the holders of Class B Common Stock, voting separately as a class; and (iii) the affirmative vote of a majority of the votes entitled to be cast at the Meeting by the holders of Common Stock and Class B Common Stock voting together as a single class. As of the record date for the Meeting, James O. Wright, James
L. Forbes and James O. Wright, Jr. beneficially 590,814 shares of Class B Common Stock, representing approximately 55% of the voting power of the outstanding shares of Class B Common Stock, and collectively representing approximately 44.2% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock. James L. Forbes beneficially owns another 354,880 shares of Class B Common Stock and 38,902 shares of Common Stock, along with Ronald H. Dix and Richard A. Meeusen, for a total of 9,495,842 votes or 71% of the total votes. Since it is expected that such individuals will vote in favor of the Proposal, sufficient votes for an affirmative vote of the majority of the Class B Common Stock, voting separately as a class, and the Common Stock and the Class B Common Stock, voting together as a single class, are assured. However, there is no assurance that an affirmative vote of a majority of the votes entitled to be cast by the Common Stock, voting separately as a class, will be obtained at the Meeting for the Proposal.

     The votes represented by proxies received will be voted FOR approval of the Proposal, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Any shares not voted at the Meeting, whether due to broker non-votes, abstentions or otherwise, will be treated as votes against the Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

               PROPOSED BADGER METER, INC. 1999 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company has adopted the Badger Meter, Inc. 1999 Stock Option Plan (the "Option Plan") to encourage key employees and directors of the Company and its subsidiaries to become shareholders or to increase their stock ownership of the Company. The Option Plan will become effective upon approval by the affirmative vote of the holders of a majority of the aggregate votes outstanding on Common Stock and Class B Common Stock of the Company present or represented at the Meeting (assuming a quorum is present or so represented). It is intended that certain of the options issued under the Option Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The remainder of the options issued under the Option Plan will constitute nonqualified stock options.

     The full text of the Option Plan is set forth as Exhibit B to this Proxy Statement and this brief description is qualified in its entirety by reference to the full text of the Option Plan. The Board of Directors of the Company believes that the Option Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for its long-term growth and financial success.

     Options may be granted to directors and key employees of the Company and its present and future subsidiaries. Upon their election to the Board, non-employee directors receive a grant of 6,000 options, and another grant up to 2,500 options with the exact amount fixed by the number of options remaining unexercised under the Long-term Incentive Plan. Approximately 250 employees are currently eligible to participate in the Option Plan.

     The Option Plan will be administered by the Management Review Committee of the Board of Directors (the "Committee") which shall consist of not less than two directors both of whom at the time they exercise discretion in administering the Option Plan will not, and for at least one year prior thereto will not have been, eligible for participation in the Option Plan as employees. The Company's Board of Directors chooses which directors will serve on the Committee. Subject to the express provisions of the Option Plan, the Committee has authority to interpret the Option Plan and make all other determinations necessary or advisable for the administration of the Option Plan.

     The Committee has complete authority, subject to the express provisions of the Option Plan, to select employees to participate in the Option Plan, and to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price, and the manner in which the options become exercisable, and to adopt other provisions as it deems necessary or desirable.

     The Option Plan provides for the grant of options representing up to an aggregate of 200,000 shares of Common, subject to adjustment as discussed below. If an option granted under the Option Plan expires, is canceled, or terminates unexercised as to any share of Common Stock subject thereto, or if shares of Common Stock are used to satisfy the Company's withholding tax obligations, such shares will again be available for purposes of the Option Plan. Shares which may be issued under the Option Plan may be authorized but unissued shares, or shares acquired by the Company and held in its treasury. The aggregate fair market value of Common Stock with respect to which any incentive stock options are exercisable for the first time by an optionee during any calendar year under the Option Plan or any other such plan of the Company shall not exceed $100,000. Grants of nonqualified stock options are not subject to this limitation. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, reorganization or recapitalization, merger, dissolution, combination or exchange of shares or other similar corporate change, the number of shares of stock subject to the Option Plan and the aggregate number of shares in outstanding option agreements shall be equitably adjusted by the Committee.

     The option price per share of Common Stock will be fixed by the Committee, but incentive stock options will not be less than 100% of the fair market value on the date the option is granted. The Committee will determine the expiration date of each option, but, in the case of an incentive stock option, such expiration date will not be later than ten (10) years after the date of grant. No option shall be assignable or transferable by an optionee except by will or the laws of descent and may be exercised during the life of the optionee only by the optionee, except that the Committee may determine the extent and manner in which optionees may designate a beneficiary to exercise the option after the optionee's death or transfer any option.

     An option may be exercised in full or in part by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. A notice of exercise will be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) with the consent of the Committee, shares of Common Stock of the Company; or (c) with the consent of the Committee, any combination of (a) and (b).

     The Board of Directors may amend, suspend, or terminate the Option Plan at any time, except that unless approved by the shareholders, no amendment shall
(i) increase the maximum number of shares issuable under the Option Plan, (ii) materially increase the benefits to employees under the Option Plan, (iii) change materially the class of persons eligible to participate in the Option Plan or (iv) change the number, price, expiration date or make any other material change to the options granted to directors hereunder. Termination of the Option Plan will not affect the rights of optionees under options previously granted to them. All unexpired options will continue until, by their own terms and conditions, they lapse or terminate. No incentive stock options may be granted after the tenth (10th) anniversary of the effective date of the Option Plan.

     An optionee has no rights as a shareholder with respect to any shares subject to any option until the date the option has been exercised, the shares have been fully paid, and a stock certificate has been issued.

     No awards have been made to date under the Option Plan. The Company cannot currently determine the awards that may be granted in the future to key employees under the Option Plan. Such determinations will be made from time to time by the Committee. During 1998, 32,600 options were granted to directors, named executive officers or key employees under the Badger Meter, Inc. 1997 Stock Option Plan.

     On February 26, 1999, the closing price per share of the Common Stock on the American Stock Exchange was $32.00.

TAX CONSEQUENCES

     Certain options granted under the Option Plan are intended to be "incentive stock options" as defined in Section 422 of the Code ("ISO"). In general, an optionee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). If an optionee holds the shares received on exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, he will recognize no federal taxable income as a result of exercise and any gain (or loss) realized by the optionee on the disposition of the stock will be treated as a long-term capital gain (or loss), and no deduction is allowed to the Company. If the holding period requirements are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. Any additional gain on the disposition will be a long-term or short-term capital gain, depending on the length of time the shares were held. The Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is generally taxable to the optionee as ordinary income. The Company is entitled to a tax deduction in the same amount at the time income is recognized by the optionee. A subsequent disposition of the shares will give rise to long-term or short-term capital gain (or loss), depending on the length of time the shares are held, to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the shares on the date of exercise.

TAX WITHHOLDING

     Not later than the date as of which an amount first becomes includable in the gross income of the optionee for federal tax purposes with respect to any option granted under the Option Plan, the optionee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

     The Company may deduct and withhold from any cash payable to an optionee such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. With the consent of the Committee, an optionee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the optionee, or deliver to the Company shares of Common Stock with a fair market value equal to the amount required to be withheld. The Company may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

VOTE REQUIRED

     A majority of the votes present or represented at the Meeting (assuming a quorum is present) is required for approval of the Option Plan. The votes represented by the proxies received will be voted FOR approval of the adoption of the Option Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock and Class B Common Stock as to which holders abstain from voting will be treated as votes against approval of the Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.

                              CERTAIN TRANSACTIONS

     The Company maintains a short-term credit line of $10,000,000 with Firstar Bank Milwaukee, N.A. During 1998, the maximum indebtedness under this short-term line of credit was $1,590,000. At February 26, 1999, $450,000 was the total indebtedness to Firstar Bank Milwaukee, N.A. Mr. Forbes, Mr. Manning and Mr. Stollenwerk are directors of Firstar Corporation (the parent corporation of Firstar Bank Milwaukee, N.A.). The terms of the Company's credit lines with Firstar Bank Milwaukee, N.A. are comparable to those that would be obtained from an unaffiliated third party.

     The Company maintains a short-term credit line of $25,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1998, the maximum indebtedness under this short-term line of credit was $13,720,000. At February 26, 1999, $10,807,000 was the total indebtedness to the M&I Marshall & Ilsley Bank. Mr. James O. Wright is a director of Marshall & Ilsley Corporation. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

     Divisions of The Fall River Group supply castings to the Company. During 1998, the Company purchased $12,700,000 of castings from The Fall River Group. Charles F. Wright, the Chief Executive Officer of The Fall River Group, is a beneficiary of one of the trusts of which William C. Wright and William H. Alverson (who each report beneficial ownership of 8.1% of the Company's Class B Common Stock) are trustees. The amounts paid by the Company for the castings are at prevailing market rates.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 1999.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that, during the year ended December 31, 1998, all reports required by Section 16(a) to be filed by the Company's insiders were filed on a timely basis.

                                 OTHER MATTERS

     THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1998. THE COMPANY WILL PROVIDE A COPY OF THIS FORM 10-K REPORT WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OR CLASS B COMMON STOCK ON THE RECORD DATE FOR THE MEETING AND WHO SUBMITS A WRITTEN REQUEST FOR IT. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO SECRETARY, BADGER METER, INC., 4545 WEST BROWN DEER ROAD, P.O. BOX 23099, MILWAUKEE, WISCONSIN 53223.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in the proxy statement for the 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must forward the proposal to the Company by November 23, 1999. In addition, a shareholder who otherwise intends to present business at the 2000 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company's Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to February 8, 2000, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2000 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2000 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2000 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                                          Deirdre C. Elliott
                                          Secretary
March 22, 1999

                                                                       EXHIBIT A

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               BADGER METER, INC.

     The following Restated Articles of Incorporation duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes supersede and take the place of the existing articles of incorporation and amendments thereto:

                                 ARTICLE FIRST

     The name of this Corporation is "BADGER METER, INC."

                                 ARTICLE SECOND

     The Corporation may engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

                                 ARTICLE THIRD

     Until such time as no shares of Class B Common Stock are issued and outstanding, Sections (B1) through (B8) of this Article Third shall govern and be applicable. From and after such time as no shares of Class B Common Stock are issued and outstanding, Sections (A1) through (A5) of this Article Third shall govern and be applicable.

     At such time as Sections (B1) through (B8) of this Article Third shall no longer govern and apply, the appropriate officers of the corporation shall promptly (i) cause to be prepared and duly filed with the Wisconsin Department of Financial Institutions such documents as are necessary to restate these Restated Articles of Incorporation to eliminate Sections (B1) through (B8) of this Article Third and any other words, sentences, clauses or paragraphs contained in these Restated Articles of Incorporation providing for or relating to Class B Common Stock and/or the conversion of shares of Class B Common Stock into shares of Common Stock and (ii) cause to be prepared and sent to registered holders of Common Stock a notice, which may be included in another communication to shareholders generally, to the effect that such action has been taken.

          (A1)  Stock.

          (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty (40) million shares, consisting of a single class designated "Common Stock" having a par value of one dollar ($1.00) per share.

          (b) Any and all such shares of Common Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by applicable Wisconsin law.

          (A2)  Voting Rights and Powers.

     With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, every holder of any outstanding shares of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation.

          (A3)  Dividends and Distributions.

     The holders of Common Stock shall be entitled to receive dividends when and if declared by the Board of Directors out of any funds legally available for the payment of such dividends.

          (A4)  No Preemptive Rights.

     No holder of shares of stock or other securities of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any part of any issue of stock of the Corporation of any class either at present authorized or of any future increase or creation, including without limitation, any securities convertible into stock of any class, except as the Corporation in the discretion of the Board of Directors may elect or contract to extend such right.

          (B1)  Stock.

          (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty (40) million shares, consisting of twenty (20) million shares of a class designated "Common Stock" having a par value of one dollar ($1.00) per share, and twenty (20) million shares of a class designated "Class B Common Stock" of a par value of ten cents ($.10) per share.

          (b) Any and all such shares of Common Stock and Class B Common Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by applicable Wisconsin law.

          (B2)  Voting Rights and Powers.

     With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock shall vote together as a single class, and every holder of any outstanding shares of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation, and every holder of any outstanding shares of Class B Common Stock shall be entitled to cast thereon ten
(10) votes in person or by proxy for each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation; provided that, with respect to any proposed amendment to these Restated Articles of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class B Common Stock, increase or decrease the par value of the shares of the Common Stock or the Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock voting together as a single class as herein before provided. All Directors shall be elected by holders of Common Stock and Class B Common Stock voting as a single class.

          (B3)  Dividends and Distributions.

          (a) Cash Dividends. As and when cash dividends may be declared from time to time by the Board of Directors, the cash dividend payable with respect to each share of the Common Stock shall in all cases be in an amount equal to one hundred ten percent (110%) of the amount of the cash dividend payable with respect to each share of the Class B Common Stock. Cash dividends may be declared and payable with respect to the Common Stock without a concurrent cash dividend declared and payable with respect to the Class B Common Stock. Distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the Corporation or any of its subsidiaries shall not be considered to be cash dividends for the purposes of this Section (B3).

          (b) Other Dividends and Distributions. Each share of Common Stock and Class B Common Stock shall be equal in respect of rights to dividends (other than those payable in cash) and distributions (including distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the Corporation or any of its subsidiaries) when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, only shares of Common Stock shall be distributed with respect to the Common Stock and only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock.

          (B4) Restrictions on Transfer of the Class B Common Stock.

          (a) No beneficial owner (as hereinafter defined) of shares of Class B Common Stock (hereinafter referred to as a "Class B Shareholder") may transfer, and the Corporation shall not register the transfer of, shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class B Shareholder. A "Permitted Transferee" shall be defined as (i) the Class B Shareholder and any other Class B Shareholder; (ii) the spouse of the Class B Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the Class B Shareholder or of the Class B Shareholder's spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing Permitted Transferees; (v) the trustee of a trust (including a voting trust) for the benefit of such Class B Shareholder and/or any of his or her Permitted Transferees; (vi) any corporation, partnership or other entity if a majority of the beneficial ownership thereof is held by the Class B Shareholder and/or any of his or her Permitted Transferees; (vii) any Director of the Corporation; and (viii) any officer of the Corporation elected or appointed by the Corporation's Board of Directors and (ix) any trustee of a trust created or organized in the United States and forming part of a stock bonus, pension or profit sharing plan of the Company for the exclusive benefit of the employees or their beneficiaries. If a Class B Shareholder and all of his or her Permitted Transferees cease, for whatever reason, to hold a majority of the beneficial ownership of any corporation, partnership or other entity specified in clause (vi) above, then any and all shares of Class B Common Stock held by such corporation, partnership or other entity will automatically, without further deed or action, be converted into a like number of shares of Common Stock. For the purpose of this Section (B4) the term "beneficial owner(s)" of any shares of Class B Common Stock shall mean a person or persons who, or entity or entities which, have or share the power, either singly or jointly, to direct the voting or disposition of such shares.

          (b)  For purposes of this Section (B4), a transfer shall not include
     (i) a distribution by a corporation to its shareholders pursuant to a dissolution, liquidation, dividend or similar distribution, (ii) a distribution to partners of a partnership in proportion to their partnership interests or (iii) a disposition of a trust to any beneficiaries of such trust pursuant to the terms of such trust.

          (c) Notwithstanding anything to the contrary set forth herein, any Class B Shareholder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section (B4). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

          (d) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect. The purported transferee shall have no rights as a shareholder of the Corporation and no other rights against, or with respect to, the Corporation, except the right to receive shares of Common Stock upon the conversion of his shares of Class B Common Stock into shares of Common Stock. The Corporation may, as a condition to the transfer or the registration of a transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

          (e) The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section (B4).

          (f) Shares of Class B Common Stock shall be registered in the name(s) of the beneficial owner(s) thereof and not in "street" or nominee name.

          (B5)  Conversion of the Class B Common Stock.

          (a) Each share of Class B Common Stock may at any time or from time to time, at the option of the respective holder thereof, be converted into one (1) fully paid and nonassessable share of Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation), or if an agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being referred to in this Article Third as the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph (e) of this Section (B5).

          (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Paragraph (a) of this Section (B5), and the payment in cash of any amount required by the provisions of Paragraphs (a) and (e) of this Section (B5), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer records of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

          (c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable in the amount declared per share of Class B Common Stock on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend or distribution due on such date.

          (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

          (e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

          (f) Upon the earlier to occur of (i) a Qualified Public Offering (as defined below) or (ii) the date on which the number of outstanding shares of Class B Common Stock falls below two percent (2%) of the aggregate number of shares of Common Stock and Class B Common Stock then outstanding, the outstanding shares of Class B Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock. "Qualified Public Offering" shall mean the closing of a firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement (other than a registration statement relating to an offer and sale of Common Stock to employees of, or other persons providing services to, the Corporation pursuant to an employee benefit plan, registered on Form S-8 or a successor form) under the Securities Act of 1933, as amended, with gross proceeds from the sale of such Common Stock by the Corporation of not less than $20 million. If a share of Class B Common Stock shall be converted into Common Stock pursuant to this Paragraph (f) subsequent to the record date for the determination of shareholders entitled to vote at a meeting of shareholders or upon a matter otherwise presented for a shareholder vote, but prior to such meeting or vote, then the registered holder of each share of Common Stock and Class B Common Stock at the close of business on such record date shall be entitled to one (1) vote for each share at such meeting or for such vote on each matter presented for a vote by the holders of Common Stock and/or Class B Common Stock.

          (B6)  Issuance of the Class B Common Stock.

     The Board of Directors may only issue shares of the Class B Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock. Except as provided in this Section (B6), the Corporation shall not issue additional shares of Class B Common Stock, unless otherwise approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Class B Common Stock entitled to vote, voting together as a single class, as provided in Section (B2) of this Article Third.

          (B7)  No Preemptive Rights.

     No holder of shares of any class of stock or any other class of securities of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any part of any issue of stock of the Corporation of any class either at present authorized or of any future increase or creation, including without limitation, any securities convertible into stock of any class, except as the Corporation in the discretion of the Board of Directors may elect or contract to extend such right.

          (B8)  Wisconsin Control Share Statute.

     Outstanding shares of any class of capital stock of the Corporation shall not be subject to the limited voting provisions of Section 180.1150 of the Wisconsin Business Corporation Law. On and after the date of a Qualified Public Offering (as defined above), this Section (B8) shall be null and void and without legal effect.

                                 ARTICLE FOURTH

          (1)  Number, Classification and Tenure of Directors.

     There shall be a Board of Directors which shall consist of such number of Directors as shall from time-to-time be specified in the Bylaws but which shall not be less than three (3). The Directors shall be divided into three classes, designated Class I, Class II, and Class III, and all classes shall be as nearly equal in number as possible. The terms of office of the Directors initially classified shall be as follows: at the 1998 Annual Meeting of Shareholders, Class I Directors shall be elected for a one-year term expiring at the next Annual Meeting of Shareholders, Class II Directors shall be elected for a two-year term expiring at the second succeeding Annual Meeting of Shareholders, and Class III Directors shall be elected for a three-year term expiring at the third succeeding Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after such initial classification, Directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting. Each Director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of Directors is changed, (a) any newly created directorships or any decrease in directorship shall be so portioned among the classes as to make all classes as nearly as equal as possible, and (b) when the number of Directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional Directors until, and the terms of the additional Directors shall expire at, the next Annual Meeting of Shareholders.

          (2)  Removal of Directors.

     A Director may be removed only for cause and only by the shareholders by the affirmative votes of a majority of the votes entitled to be cast upon removing him at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director and must state the reason or reasons why the Director is subject to removal.

          (3) Amendments.

     Notwithstanding any other provision of these Restated Articles of Incorporation, the provisions of this Article Fourth shall be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least seventy percent (70%) of the voting power of the then outstanding shares of all classes of capital stock of the Company, considered for this purpose as a single class.

                                 ARTICLE FIFTH

     The majority affirmative voting requirements of Section 180.25(2) of the Wisconsin Statutes are hereby expressly elected and deemed applicable to this Corporation as if this Corporation had been organized after January 1, 1973. These Restated Articles of Incorporation may be amended by resolution setting forth such amendment or amendments adopted at any meeting of the shareholders of the Corporation by a vote of at least a majority of the votes represented by shares of all of the Common Stock and Class B Common Stock of the Corporation then outstanding, except as set forth herein or as restricted by the statutes of the State of Wisconsin.

                                 ARTICLE SIXTH

     The address of the registered office of the corporation at the time of adoption of these Restated Articles of Incorporation is 4545 West Brown Deer Road, Brown Deer, Wisconsin (P.O. address: Milwaukee, Wisconsin 53223); and the name of the registered agent at such address is Deirdre C. Elliott.

                                                                       EXHIBIT B

                               BADGER METER, INC.
                             1999 STOCK OPTION PLAN

1.  PURPOSE

     The purpose of the Badger Meter, Inc. 1999 Stock Option Plan (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Company") and its shareholders by encouraging directors and key employees of the Company and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2.  EFFECTIVE DATE

     The Plan shall become effective on the date of adoption by the Board of Directors of the Company (the "Board"), subject to the approval and ratification of the Plan by the shareholders of the Company within twelve (12) months of the date of adoption by the Board, and all options granted prior to such shareholder approval shall be subject to such approval.

3.  ADMINISTRATION

          (a) The Plan shall be administered by the Management Review Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall qualify as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

          If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

          (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, to waive any conditions or restriction with respect to any options, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4.  ELIGIBILITY

     Any non-employee director ("Director") or key employee ("Employee") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Company or its Subsidiaries, shall be eligible to receive options under the Plan.

5.  SHARES SUBJECT TO THE PLAN

     The shares which may be issued pursuant to options under the Plan shall be shares of the Company's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 200,000 shares shares, subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, or if shares of Stock are used to satisfy the Company's withholding tax obligations, such shares shall again be available for the granting of additional options under the Plan.

6.  OPTION PRICE

     The option price per share of Stock shall be fixed by the Committee, but shall be not less than 100% in the case of Incentive Stock Options of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7.  GRANT OF OPTIONS

          (a) Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

          (b) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after April 23, 1999, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, subject to adjustments as provided in paragraph 12, automatically receive an option to purchase 6,000 shares of Stock on that date. Any date on which a Director receives an option shall be referred to as a "Grant Date". Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

          (c) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after April 23, 1999, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, be entitled to receive an option to purchase up to 2,500 shares of Stock on that date with the amount of options granted fixed by the number of options remaining unexercised under the Long-term Incentive Plan approved by the Management Review Committee on January 26, 1999, in order to increase the Directors' stake in the future of the Company. Any date on which a Director receives an option shall be referred to as a Grant Date. Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

8.  OPTION PERIOD

     Except as set forth in paragraph 7, the Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9.  MAXIMUM PER PARTICIPANT

     The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by a Director or Employee during any calendar year under the Plan or any other such plan of the Company or any Subsidiary shall not exceed $100,000.

10.  EXERCISE OF OPTIONS

     An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; or
(b) with the consent of the Committee, by delivering to the Company shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); (c) with the consent of the Committee, by any combination of (a) and (b); or (d) by delivering (including by fax) to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker/dealer to sell or margin a sufficient portion of the shares of Stock and delivering the sale or margin loan proceeds directly to the Company to pay for the option price.

11.  TRANSFERABILITY

     No option shall be assignable or transferable by a Director or an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Director or Employee only by the Director or Employee or his guardian or legal representative, except that an Employee may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the option after the Employee's death and (b) transfer any option.

12.  CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares. The determination of the Committee as to any adjustment shall be final. Notwithstanding the foregoing, options subject to grant or previously granted to Directors under the Plan at the time of any capital adjustments shall be subject only to such adjustments as shall be necessary to maintain the relative proportionate interest of each Director and preserve, without exceeding, the value of such options.

13.  CORPORATE MERGERS AND OTHER CONSOLIDATIONS

     The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another company and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

14.  OPTION AGREEMENTS

     All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15.  TRANSFER RESTRICTIONS

     Shares of Stock purchased under the Plan and held by any person who is an officer or Director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933 or except in a transaction in compliance with Rule 144 under such Act or other transaction which, in the opinion of counsel for the Company, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

16.  AMENDMENT OF PLAN

     Shareholder approval of any amendment of the Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Internal Revenue Code of 1986, as amended, or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the quotation or listing of the Stock thereon). The provisions of paragraphs 7(b) and 7(c) cannot be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

17.  TERMINATION OF PLAN

     The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees or Directors under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18.  TAX WITHHOLDING

          (a) The Company may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

          (b) An Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine.

19.  RIGHTS AS A SHAREHOLDER

     A Director or an Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

20.  MISCELLANEOUS

     The grant of any option under the Plan may also be subject to other provisions as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Employees to defer recognition of taxable income relating to options; (b) the purchase of Stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange requirements.

                                   PROXY
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                               BADGER METER, INC.

      The undersigned does hereby constitute and appoint James O. Wright, James
L. Forbes and Deirdre C. Elliott, or any one or more of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on FRIDAY, April 23, 1999, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof:

      1. To approve a proposal to restate the Restated Articles of Incorporation;

      2. Election of Directors


[] FOR all nominees listed below        [] WITHHOLD AUTHORITY
   (except as marked to the                to vote for all nominees listed below
   contrary below)


THREE-YEAR TERM: JAMES L. FORBES, CHARLES F. JAMES, JR., JOHN J. STOLLENWERK AND JAMES O. WRIGHT, JR. TWO-YEAR TERM: ROBERT D. BELAN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

_______________________________________________________________________________


      3. To adopt the Badger Meter, Inc. 1999 Stock Option Plan; and

      4. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof,

hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        (to be signed on the other side)

                           (continued from other side)

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSAL TO RESTATE THE RESTATED ARTICLES OF INCORPORATION, FOR THE ELECTION OF THE NOMINEES LISTED, AND FOR THE 1999 STOCK OPTION PLAN.

                                 Dated____________________________________,1999


                                 Signed________________________________________
                                               (Signature of Shareholder)


                                 Signed________________________________________
                                               (Signature if Jointly Held)

                                       Please sign exactly as your name appears on your stock certificate as shown directly to the left. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


           PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.